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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-______) and related Prospectus of SafeNet, Inc. for the registration of 546,250 shares of its common stock and to the incorporation by reference therein of our report dated May 10, 2002, with respect to the consolidated financial statements and schedule of SafeNet, Inc. and subsidiaries included in its Current Report on Form 8-K dated May 7, 2002.


                                                           /s/ Ernst & Young LLP


Baltimore, Maryland
May 24, 2002


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